Exhibit 3.2

GREENBERG TRAURIG, LLP

MetLife Building

200 Park Avenue

New York, New York 10166

Spencer G. Feldman

212-801-9221

E-mail: feldmans@gtlaw.com

August 23, 2013

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Gold Party Payday, Inc. – Amendment No. 1 to Quarterly Report on Form 10-Q/A
for the Quarter ended June 30, 2013

Dear Sirs:

On behalf of Gold Party Payday, Inc., a Delaware corporation, we hereby submit in electronic format for filing with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and Rule 101(a) (1) (iii) of Regulation S-T, one copy of Gold Party Payday, Inc.’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2012.

Please address any comments or questions that you may have concerning the Form 10-Q/A to Tatum L. Morita, Gold Party Payday’s President, Chief Executive Officer and Chief Financial Officer, or to me.

Very truly yours,

/s/ Spencer G. Feldman

Spencer G. Feldman

Encls.

cc:	Mr. Tatum L. Morita